UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2008

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23495	22-3367588
(Commission File Number)	(IRS Employer Identification No.)

100 Matawan Road, Suite 420 Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

(732) 739-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) (e)
On August 8, 2008 Jason Ash, President of Pacifichealth Laboratories, Inc. (the “Company”) was given the additional title of Chief Executive Officer (“CEO”), reporting directly to the Board, following the retirement from employment with the Company of former CEO and Chief Scientific Officer Dr. Robert Portman. Dr. Portman will remain as a member of the Board of Directors and non-executive Chairman.

In connection with these changes, the Company and Dr. Portman entered into a Separation and Release Agreement (the “Separation Agreement”), and the Company and Mr. Ash entered into an amendment to Mr. Ash’s employment agreement.  Pursuant to the Separation Agreement Dr. Portman’s role as Chief Executive Officer and Chief Scientific Officer of the Company terminated effective as of August 1, 2008 (the “Termination Date”),and effective as of that date Dr. Portman will become non-executive Chairman. The Separation Agreement provides for the following:

•	the payment to Dr. Portman of $295,000 over a period of one year from the Termination Date, in exchange for his agreement not to compete with the Company;

•
the accelerated vesting of all stock options held by  Dr. Portman as of the Termination Date and the continued exercisability of stock options held by Dr. Portman; provided that all stock options, to the extent not exercised, shall terminate upon the earlier of (a) their normal expiration in accordance with their terms or (b) six (6) months following the termination of Dr. Portman’s service on the Board of Directors;

•
reimbursement for premiums paid for continued health benefits under the Company’s health plans for a period of one year from the Termination Date, unless comparable coverage is obtained earlier from another source;

•	certain non-compete restrictions applicable to Dr. Portman; and

•	a mutual release by Dr. Portman and the Company.

The Separation Agreement is subject to a statutory seven-day revocation period during which Dr. Portman may revoke the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Ash, age 33, has served as the Company’s President and Chief Operating Officer since January 2008.  Prior to joining the Company, Mr. Ash served in various positions at Cadbury Schweppes both in the USA and Europe, most recently as the General Manager & Vice President of Cadbury Schweppes Americas Beverages (“CSAB”) Sports, Energy & Water Category Unit.  During his tenure with Cadbury Schweppes, Mr. Ash was responsible for the strategic development and commercialization of the Sports, Energy and Water pipeline of CSAB in North America as well as a number of key business changing roles in the UK and Turkey and the Middle East.  In addition to his experience at Cadbury Schweppes, Mr. Ash has held positions at Masterfoods and Unilever.

On August 8, 2008, with the recommendation and approval of the Compensation Committee of the Board of Directors the Company entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement dated January 3, 2008 entered into with Mr. Ash.  The employment agreement’s initial term began on January 3, 2008 and ends on December 31, 2009.  Pursuant to the Amendment the Company will have the right to extend the initial term up to December 31, 2010.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

The press release announcing the appointment of Jason Ash as Chief Executive Officer is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit Number		Description
10.1		Separation and Release Agreement, effective August 1, 2008, by and between PacificHealth Laboratories, Inc. and Robert Portman.
10.2		Amendment No. 1 to Employment Agreement, by and between PacificHealth Laboratories, Inc. and Jason Ash, effective August 1, 2008.
99.1		Press Release dated August 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: August 11, 2008	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Separation and Release Agreement, effective August 1, 2008, by and between PacificHealth Laboratories, Inc. and Robert Portman.
10.2	Amendment No. 1 to Employment Agreement, by and between PacificHealth Laboratories, Inc. and Jason Ash, effective August 1, 2008.
99.1	Press Release dated August 11, 2008.